INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 33-02769 of Oppenheimer Limited Term Government Fund on Form N-1A of our report dated October 21, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also a part of such Registration Statement.





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 2000